Taleo Closes Acquisition of Worldwide Compensation

Leader in Talent Management Enables Companies to Align Business Priorities and Pay for Performance

DUBLIN, CA, January 04, 2010 -- Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand talent management solutions, today announced the completion of its acquisition of Worldwide Compensation, Inc., on January 1, 2010. Prior to completion of the acquisition, Taleo held a 16% equity interest in Worldwide Compensation, Inc.  Pursuant to the merger agreement, Taleo paid approximately $14 million in cash to acquire all issued and outstanding capital stock, options and warrants of Worldwide Compensation not already owned by Taleo. This acquisition extends Taleo’s unified talent management suite to include best-in-class compensation management software, consulting services and domain expertise.

Taleo Compensation offers integrated global compensation management via a 100% on-demand software solution that enables companies to more easily align business goals with employee performance, and then appropriately reward key talent. It facilitates the localization of total compensation programs while allowing companies to maintain centralized control over their human resource investments.

With the acquisition, Taleo will cement its offering of the three critical components for managing a talent-optimized organization: Taleo Recruiting(TM) to source, assess and acquire employees; Taleo Performance(TM) to establish goals and create development and succession plans; and now Taleo Compensation (TM) to establish a true "pay-for-performance" process between corporate objectives and individuals' contributions.

Worldwide Compensation's solutions are being deployed with globally distributed companies, including existing Taleo customers such as Con-way Inc.. "We’re very excited to partner with Taleo as we develop a broad-based performance-based pay system both domestically and internationally," said Jessica Carbullido, Director of Compensation at Con-way Inc. "Taleo’s newly expanded solution provides us with a solid base from Taleo Recruiting and what is now Taleo Compensation that we've implemented at various levels throughout our organization, as part of our long term strategy."

"As CEOs look to drive growth in 2010, it will be critical to engage and reward the very best performers in their organizations. A top priority we’ve heard from customers, prospects and industry analysts is the ability to systematically align pay and incentives with performance,” said Michael Gregoire, Taleo's Chairman and CEO.  “We are pleased to add the best-in-class technology and staff from Worldwide Compensation to enable enterprises with a total talent management solution to achieve greater performance."

About Taleo

Taleo (NASDAQ: TLEO) is the leader in on-demand unified talent management solutions that empower organizations of all sizes to better understand and engage their best talent for improved business performance. More than 4,200 organizations use Taleo for talent acquisition and performance management, including 46 of the Fortune 100 and over 3,500 small and medium sized businesses across 200 countries and territories. Known for its strong configurability and usability, Taleo runs on a world-class infrastructure and offers 99.9% availability. Taleo's Talent Grid harnesses the resources of the Taleo community of customers, candidates, and partners to power the talent needs of companies around the world.

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding the expected benefits of the acquisition to Taleo's customers, products and services. Any forward-looking statements contained in this press release are based upon Taleo's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including risks related to (1) difficulties in integrating Worldwide Compensation and its products, services and employees into Taleo and achieving expected synergies, (2) Taleo's ability to retain key employees, (3) whether the market for Taleo's products and services grows as anticipated and Taleo's ability to compete successfully, (4) Taleo's ability to deliver new products and services and to acquire and renew customers, and (5) other factors affecting the operation of the respective businesses. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo's Quarterly Report on Form 10-Q/A, as filed with the SEC on November 4, 2009, and in other reports filed by Taleo with the SEC.

Investor Contact:
Nate Swanson
925-452-3156
nswanson@taleo.com